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                                                        Exhibit 23.1
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports for Open Market, Inc. dated February 4, 1997 (except with respect to the matters discussed in Note 13, as to which the date is March 7, 1997) included in Open Market, Inc.'s Form 10-K for the year ended December 31, 1996 and for Folio Corporation dated May 15, 1997, included in Open Market, Inc.'s Form 8-K dated May 23, 1997 and to all references to our Firm included in this Registration Statement.


                                              /s/ Arthur Andersen LLP

Boston, Massachusetts                         Arthur Andersen LLP
May 30, 1997